                                                                    EXHIBIT 4.1
                                AMENDMENT NO. 1
                                     TO THE
                             FFMC SAVINGS PLUS PLAN
                                1991 RESTATEMENT



                 THIS IS AN AMENDMENT to the FFMC SAVINGS PLUS PLAN 1991 RESTATEMENT (the "Plan") made this 2nd day of November, 1992 by and between FIRST FINANCIAL MANAGEMENT CORPORATION (the "Company") and WACHOVIA BANK OF GEORGIA, N.A. (the "Trustee").

                              BACKGROUND STATEMENT

                 The Company and the Trustee desire to amend the Plan to comply with certain technical changes in the law regarding qualified employee benefit plans under the Tax Reform Act of 1986 and subsequent legislation and regulations and to reflect certain special rules applicable to benefits transferred from other qualified retirement plans to the Plan pursuant to certain corporate acquisitions by the Company. Therefore, the Plan is amended in the following respects, such amendment to be effective as of January 1, 1988 unless otherwise specified below:

                                       1.

                 Paragraph 3.1(e)(ii) is amended by deleting subparagraph [E] thereof and by substituting the following:

                          "[E] The term "Highly Compensated Employee" or "HCE" shall mean any Employee who performed services for an Employer or an Affiliate during the determination year and who during the look-back year (i) was at any time a 5-percent owner (as defined in section 416(i)(1)(B)(i) of the Code) of an Employer, (ii) received compensation from an Employer or an Affiliate in excess of $75,000 (as adjusted pursuant to section 415(d) of the Code), (iii) received compensation from an Employer or an Affiliate in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such year, or (iv) was an officer of an Employer or an Affiliate and received compensation during such year greater than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code. The term "Highly Compensated Employee" also includes an Employee who is both described in items (ii), (iii) or (iv) of the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 employees who received the most compensation from an Employer and all Affiliates during the determination year. Moreover, any Employee who separated from service (or was deemed to have separated from service) before the determination year and who was a Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday shall also be considered a Highly Compensated Employee.





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         The determination year shall be the Plan Year, and the look-back year shall be the 12-month period immediately preceding the determination year.

         If an Employee is, during a determination year or look-back year, a Family Member of either a 5-percent owner who is a former or active Employee or of a Highly Compensated Employee who is one of the 10 Highly Compensated Employees paid the greatest compensation by an Employer and all Affiliates during the year, then the compensation and plan contributions or benefits of such Family Member shall be aggregated with the compensation and plan contributions or benefits of the 5-percent owner or top-ten Highly Compensated Employee, and such individuals shall be treated as a single Employee. "Family Member" shall mean the spouse, lineal ascendants or descendants of an Employee or former Employee and the spouses of such lineal ascendants or descendants.

         The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees in terms of compensation, the number of employees treated as officers and the compensation that is considered will be made in accordance with section 414(q) of the Code and the regulations thereunder."





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
                                       2.

                 Subparagraph 3.1(g)(ii)[C] is amended by deleting the phrase "described in section 414(q)(6)(B) of the Code" and by substituting the phrase "as described in subparagraph 3.1(e)(ii)[E] above" and by capitalizing the term "Family Member" wherever it appears therein.

                                       3.

                 The Plan is amended effective January 1, 1991 by moving the last sentence of section 3.4 to the end of the existing provisions of section 3.3.

                                       4.

                 Subsections 4.1(c) and (d) are amended effective January 1, 1991 by deleting the last sentence of each such subsection.

                                       5.

                 Subsection 4.1(e) is amended by deleting the present provision and by substituting the following:

                          "(E)    FORFEITURES.

                                  (i)      If a Participant who is not fully
                 vested in all of his or her Accounts receives a distribution of the vested portion of his or her Accounts in a lump sum before the last day of the Plan Year following the Plan Year in which his or





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                 her termination of employment occurs, the portion of the
                 Participant's Profit Sharing, Matching and Special Accounts in which he or she is not vested shall be forfeited immediately. An individual who is not vested in any portion of such Accounts shall be deemed for this purpose to have received an immediate lump sum distribution of zero. If a Participant who receives such a lump sum distribution is reemployed by an Employer or an Affiliate before incurring five consecutive Break in Service Years and repays to the Trust the entire amount previously distributed within the earlier of [i] incurring five consecutive Break in Service Years or [ii] five years after being reemployed, then the forfeited portion of such Participant's Profit Sharing, Matching and Special Accounts (unadjusted by subsequent gains or losses of the Trust Fund) shall be restored and shall be credited to such Accounts as of the last day of the Plan Year in which such Participant is reemployed. The amount of any such restoration shall come first from Trust Gain or Loss for such Plan Year, then from forfeitures as of the end of such Plan Year and, if neither is sufficient, then from a contribution by the Employer.





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                          (ii)    If a Participant who is not fully vested in
                 all of his or her Accounts does not receive a distribution of the vested portion of his or her Accounts before the last day of the Plan Year following the Plan Year in which his or her termination of employment occurs, then the Participant's Profit Sharing, Matching and Special Accounts shall continue to be maintained and the appropriate portion of Trust Gain or Loss shall be allocated to such Accounts as provided in
                 Article 5. If such a Participant incurs five consecutive Break in Service Years, the portion of each such Account in which he or she is not vested shall be forfeited as of the last day of the Plan Year in which the fifth consecutive Break in Service Year occurs.

                          If a Participant who has not received a distribution
                 of the vested portion of his Accounts is rehired by an Employer or an Affiliate before he or she incurs five consecutive Break in Service Years, the Trustee shall continue to maintain the separate Accounts for such Participant apart from any other Accounts that may be opened for him or her as a result of being rehired. If such Participant again terminates employment before becoming 100% vested in his or her separate





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
                 Accounts, then the amount of the Participant's vested interest in such Accounts shall be determined under the vesting schedules of subsections 4.1(c) and (d), as applicable.

                          If a Participant who is not fully vested in his or
                 her Accounts receives a distribution of the vested portion of his Accounts after the last day of the Plan Year following the Plan Year in which his or her termination of employment occurs and is rehired by an Employer or an Affiliate before incurring five consecutive Break in Service Years, the Participant's vested interest in his or her Profit Sharing, Matching and Special Accounts will be determined by solving for "X" in accordance with the following formula in the event he again terminates employment before becoming 100% vested:

                          X =     P x (AB + D) - D

                          where:

                          X = The amount of the Participant's vested interest in such Accounts.

                          P = The Participant's vested percentage as determined under subsections 4.1(c) or (d) as of the Valuation Date coincident with or immediately preceding the distribution.





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
                          AB = The balance of his or her Accounts as of the Valuation Date coincident with or immediately preceding the distribution.

                          D = The amount previously distributed from the Profit Sharing, Matching or Special Accounts, as appropriate, to the Participant.

                          The Trustee shall adopt such other rules concerning
                 Accounts and forfeitures as are necessary or appropriate for the orderly administration of the Plan and Trust."

                                       6.

                 Paragraph 4.3(b)(vi) is amended effective July 1, 1992 by replacing the phrase "six-month period" with the phrase "twelve-month period" where it appears therein.

                                       7.

                 Section 4.3 is amended by adding the following as a new subsection (c):

                          "(c)    ROLLOVER ACCOUNT.  A Participant may request
                 a withdrawal from his or her Rollover Account as of any Valuation Date by filing with the Plan Administrator a written withdrawal application, on a form approved by the Plan Administrator. The withdrawal shall be paid





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
                 in cash to the Participant as soon as practicable. The Plan Administrator shall be authorized to promulgate any rules necessary for the orderly administration of withdrawals under this provision."

                                       8.

                 Subsection 5.4(d) is amended effective January 1, 1992 by deleting the period at the end of the first sentence of that subsection and by adding the following:

                 "; provided, however, that no such Covered Participant shall be entitled to receive an allocation of the Profit Sharing Contribution for such Plan Year if the amount of such allocation would not exceed five dollars."

                                       9.

                 Subsection 5.6(f) is amended effective January 1, 1991 by adding the following paragraph (iii) and is amended effective November 1, 1992 by adding the following paragraph (iv):

                          "(iii)  Participants who invested all or a portion of
                 their accounts representing employer contributions made under the First Family Profit Sharing Plan in the common stock of Wachovia Bank of Georgia, N.A. or Fuqua Industries, Inc. may continue to hold such stock as an investment with respect to that portion of their Special Accounts but shall not have the right to purchase additional shares of such stock as an investment under the Plan. Notwithstanding the foregoing, as soon as practicable after the Company's disposition of the stock of First Family Financial Services ("First Family"), all common stock of Wachovia Bank of Georgia, N.A. or Fuqua Industries, Inc. shall be sold and no further right to hold such stock under the Plan shall exist with respect to Special Accounts maintained after the sale of the First Family stock.

                          (iv) Pursuant to the Company's disposition of the stock of First Family, Participants who are employees of First Family may elect a lump sum distribution or direct rollover of the vested amounts in their Accounts under the Plan. Such election must be made by the date specified by the Plan Administrator in connection with the Company's disposition of the stock of First Family. Any such Participants who have invested a portion of their vested Accounts in Company stock, Wachovia Bank of Georgia, N.A. stock or Fuqua Industries, Inc. stock may elect to receive such shares of stock as part of their lump sum distribution or direct rollover to an individual retirement account or annuity (an "IRA") or may direct that such shares be sold and the proceeds from such sale be distributed or rolled over to an IRA. Participants may directly roll over their Accounts to





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
                 an IRA or to The Associates Retirement Savings and Profit Sharing Plan except that such plan will not accept any stock in such Accounts. Participants who fail to make an election by the date specified by the Plan Administrator to receive a lump sum distribution or make a direct rollover as described above will receive distributions from the Plan at a later date only in accordance with the other provisions of the Plan. For purposes of subsection 4.2(a), the Participant's employment with all Employers will not be considered to have terminated so long as the Participant continues to be employed by First Family or any successor."

                                      10.

                 Subsection 5.6(g) is amended effective January 1, 1991 by deleting the present provision and by substituting the following paragraphs (i) and (ii) and is amended effective November 1, 1992 by adding the following paragraph (iii):

                          "(g)    RULES RELATING TO SPECIAL ACCOUNTS FROM THE
                 FIRST FAMILY THRIFT PLAN. These Special Accounts shall be subject to the following:





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                          (i) Participants may elect distributions in the form
                 of installments over a period not exceeding the life expectancy of the Participant and spouse.

                          (ii) Participants who invested all or a portion of
                 their accounts representing matching contributions under the First Family Thrift Plan in the common stock of Wachovia Bank of Georgia, N.A. or Fuqua Industries, Inc. may continue to hold such stock as an investment with respect to that portion of their Special Accounts but shall not have the right to purchase additional shares of such stock as an investment under the Plan. Notwithstanding the foregoing, as soon as practicable after the Company's disposition of the stock of First Family, all common stock of Wachovia Bank of Georgia, N.A. or Fuqua Industries, Inc. shall be sold and no further right to hold such stock under the Plan shall exist with respect to Special Accounts maintained after the sale of the First Family stock.

                          (iii) Pursuant to the Company's disposition of the
                 stock of First Family, Participants who are employees of First Family may elect a lump sum distribution or direct rollover of the vested amounts in their Accounts under the Plan. Such





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
                 election must be made no later than the date specified by the Plan Administrator in connection with such disposition. Any such Participants who have invested a portion of their vested Accounts in Company stock, Wachovia Bank of Georgia, N.A. stock or Fuqua Industries, Inc. stock may elect to receive such shares of stock as part of their lump sum distribution or direct rollover to an IRA or may direct that such shares be sold and the proceeds from such sale be distributed or rolled over to an IRA. Participants may directly roll over their Accounts to an IRA or to The Associates Retirement Savings and Profit Sharing Plan except that such plan will not hold any stock in such Accounts. Participants who fail to make an election by the date specified by the Plan Administrator to receive a lump sum distribution or make a direct rollover as described above will receive distributions from the Plan at a later date only in accordance with the other provisions of the Plan. For purposes of subsection 4.2(a), the Participant's employment with all Employers will not be considered to have terminated so long as the Participant continues to be employed by First Family or any successor."





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
                                      11.

                 Section 5.6 is amended effective October 1, 1990 by adding the following as a new subsection (j) thereof:

                          "(J)  RULES RELATING TO SPECIAL ACCOUNTS FROM THE
                 ZYTRON PLAN. These Special Accounts shall be fully vested and nonforfeitable at all times."

                                      12.

                 Section 5.6 is amended effective October 1, 1991 by adding the following as a new subsection (k) thereof:

                          "(K)    RULES RELATING TO SPECIAL ACCOUNTS FROM THE
                 MIDWEST BENEFITS PLAN. These Special Accounts shall be subject to the following:

                                  (i)      The Annuity Amount rules.

                                  (ii)     Participants may also elect
                          distributions in the form of

                                           [A]    a joint and survivor annuity
                                                  with a contingent annuitant
                                                  other than their spouse, with
                                                  the contingent annuitant
                                                  receiving a monthly amount
                                                  equal to 50% or 100% of the
                                                  Participant's monthly
                                                  benefit,

                                           [B]    a single life annuity with
                                                  payments for a period certain
                                                  of 5, 10 or 15 years, or

                                           [C]    installments.





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
                                  (iii) Participants may elect to receive an in-service distribution of the amount in such Accounts on or after reaching age 65.

                                  (iv)     These Special Accounts are fully
                          vested and nonforfeitable."

                                      13.

                 Section 5.6 is amended effective July 1, 1992 by adding the following as a new subsection (l) thereof:

                          "(L)    RULES RELATING TO SPECIAL ACCOUNTS FROM THE
                 ALTA PLAN. These Special Accounts shall be subject to the following rules:

                                  (i)      The Participant may withdraw any
                          vested amounts representing employer matching contributions to the Alta Plan upon reaching age 59-1/2. Such withdrawals may not be made more frequently than every six months.

                                  (ii)     After 5 years of participation in
                          the Alta Plan and/or in the Plan, the Participant may withdraw any vested amounts representing employer matching contributions to the Alta Plan. Such withdrawals may not be made more frequently than every six months.

                                  (iii)    The Participant may elect
                          distribution of his Special Accounts in the form of

                                           [A]     a lump sum,





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
                                           [B]     an annuity (life annuity,
                                                   joint and 50% or 100%
                                                   survivor annuity with the
                                                   Participant's spouse or
                                                   another contingent
                                                   annuitant), or

                                           [C]     a combination of methods [A]
                                                   and [B].

                                      [B].

                          If the Participant elects distribution option [B] or [C], the Annuity Amount rules shall be applicable to the payment of his or her benefit or, in the case of option [C], the portion of his or her benefit payable as an annuity."

                                      14.

                 Section 5.6 is amended effective October 1, 1992, by adding the following as a new subsection (m):

                          "(m)    RULES RELATING TO SPECIAL ACCOUNTS FROM THE
                 PAYMENTS SERVICES, INC. RETIREMENT SAVINGS PLAN. These Special Accounts shall be subject to the following:

                                  (i)      These Special Accounts are fully
                          vested and nonforfeitable.

                                  (ii)     These Special Accounts shall be
                          subject to the Annuity Amount rules.

                                  (iii)    Participants may also elect
                          distributions in the form of

                                           [A]     a joint and 100% survivor
                                                   annuity with the surviving
                                                   spouse;

                                           [B]     monthly, quarterly,
                                                   semi-annual or annual
                                                   installment payments over a
                                                   period certain; provided,
                                                   however, that such period
                                                   shall not extend beyond the
                                                   life expectancy of the
                                                   Participant (or the life
                                                   expectancy of the
                                                   Participant and his or her
                                                   designated Beneficiary):

                                           [C]     a single life annuity for the
                                                   life of the Participant; or

                                           [D]     a joint and 50% survivor
                                                   annuity or a joint and 100%
                                                   survivor annuity with a
                                                   contingent annuitant other
                                                   than the surviving spouse.

                                  (iv)     In the event of the Participant's
                          death before commencing distribution of benefits, the Annuity Amount shall be used to purchase an annuity for such Participant's spouse unless, before the Participant's death, such spouse has consented in the manner described in paragraph 5.6(b)(i) to the designation of a Beneficiary other than the spouse or, after the Participant's death, such spouse elects to receive such Special





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
                          Account in the form of a lump sum distribution or monthly, quarterly, semi-annual or annual installments payments over a period certain.

                                  (v)      Except in the case of a life
                          annuity, the Participant may irrevocably elect to have his or her life expectancy and the life expectancy of his or her spouse recalculated annually. If no election is made by the time distributions must commence, such life expectancy shall not be recalculated.

                                  (vi)     With respect to hardship
                          distributions from these Special Accounts, the limitation provided in paragraph 4.3(b)(i) regarding minimum withdrawals shall not apply."

                                      15.

                 Section 9.3 is amended effective November 1, 1992 by adding the following at the end of the existing provision:

                 "Notwithstanding the foregoing, this section shall not be applicable in the event that the discontinuance of contributions by an Employer results from the Employer ceasing to be an Affiliate if the Plan continues to be maintained by the other Employers and contributions continue to be made under it and such discontinuance by an Affiliate is not otherwise deemed to be a partial termination of the Plan as a whole."

                                      16.

                 Section 11.2 is amended by adding the following as a new subsection (e) thereof:

                          "(E)    OTHER RULES.  In making the determinations of
                 the Aggregate Plan Values and Aggregate Key Employee Plan Values, (i) the accrued benefit of an Employee other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of section 411(b)(1)(C) of the Code and (ii) the accrued benefit or account balance of any Employee who has not performed services for the Employer at any time during the five-year period ending on the Determination Date shall be disregarded."

                 IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized corporate officer and its corporate seal to be hereto affixed, and the Trustee has executed same under seal and thereby accepted the Trust the day and year first written above.





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
THE EMPLOYER:                                      FIRST FINANCIAL
                                                   MANAGEMENT CORPORATION


(Corporate Seal)                                   By: /s/Frank M. Malone
                                                      ----------------------

                                                   Title:   Sr. V.P. of Human
                                                            Resources
Attest: /s/Randolph L.M. Hutto
        ----------------------


THE TRUSTEE:                                       WACHOVIA BANK OF GEORGIA,
                                                   N.A.


(Corporate Seal)                                   By:  /s/Barbara M. Chope
                                                      -------------------------

                                                   Title:  Asst. Vice President
Attest: /s/Margaret DuVal
        -----------------

                                AMENDMENT NO. 2
                                     TO THE
                             FFMC SAVINGS PLUS PLAN
                                1991 RESTATEMENT



                 THIS IS AN AMENDMENT to the FFMC SAVINGS PLUS PLAN 1991 RESTATEMENT (the "Plan") made this 1st day of April, 1993 by and between FIRST FINANCIAL MANAGEMENT CORPORATION (the "Company") and WACHOVIA BANK OF GEORGIA, N.A. (the "Trustee").

                              BACKGROUND STATEMENT

                 The Company and the Trustee desire to amend the Plan to reflect certain special rules applicable to benefits transferred from the Techpoint, Inc. 401(k) Plan to the Plan pursuant to the merger of the plans. Therefore, the Plan is amended in the following respect, such amendment to be effective as of April 1, 1993:

                                       1.

                 Section 5.6 is amended effective April 1, 1993, by adding the following as a new subsection (n):

                          "(n)     RULES RELATING TO SPECIAL ACCOUNTS FROM THE
                 TECHPOINT, INC. 401(K) PLAN. These Special Accounts shall be subject to the following:

                                  (i) Participants may elect distributions from their Special Accounts in the form of

                                           [A]     a lump sum; or

                                           [B]     monthly, quarterly,
                                                   semi-annual or annual
                                                   installment payments over a
                                                   period certain; provided,
                                                   however, that such period
                                                   shall not extend beyond the
                                                   life expectancy of the
                                                   Participant (or the life
                                                   expectancy of the
                                                   Participant and his or her
                                                   designated Beneficiary).

                                  (ii)     With respect to hardship
                                           distributions from these Special
                                           Accounts, the limitation provided in
                                           paragraph 4.3(b)(i) regarding
                                           minimum withdrawals shall not
                                           apply."

                 IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized corporate officer and its corporate seal to be hereto affixed, and the Trustee has executed same under seal and thereby accepted the Trust the day and year first written above.

THE EMPLOYER:                                      FIRST FINANCIAL
                                                   MANAGEMENT CORPORATION


(Corporate Seal)                                   By:   /s/Frank M. Malone
                                                      --------------------------

                                                   Title:  Senior Vice President
Attest:  /s/Barry W. Burt
        -------------------
         Assistant Secretary

THE TRUSTEE:                                       WACHOVIA BANK OF GEORGIA,
                                                   N.A.


(Corporate Seal)                                   By:/s/Raymond H. Sapp
                                                      --------------------

                                                   Title:  Vice President


Attest:/s/Margaret DuVal
       -----------------





                                      -3-